Pioneer Announces 2012 Results,

Issues Revenue and Earnings Guidance for 2013

2012 revenues rise 22% to $84 million, EPS increases 25% to $0.70

Fort Lee, NJ, April 1, 2013 / PRNewswire / – Pioneer Power Solutions, Inc. (OTCBB: PPSI) (“Pioneer” or the “Company”), a manufacturer of specialty electrical equipment for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry, announced its results for the year ended December 31, 2012 and provided revenue and earnings guidance for the year ending December 31, 2013.

Highlights

•	2012 revenue of $84.0 million, up 22.1% from $68.8 million in 2011
•	2012 adjusted EBITDA of $7.8 million, up 28.1% from $6.1 million in 2011
•	2012 non-GAAP diluted EPS of $0.70, up 25.0% compared to $0.56 in 2011
•	2013 revenue guidance between $89 and $95 million
•	2013 non-GAAP diluted EPS guidance between $0.74 and $0.80

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, said, "Again in 2012, we delivered double-digit internal sales growth, far exceeding our overall industry. We were disciplined in our production scheduling and steadfast on pricing, both evidenced by our gross profit trend and increasing operating income margin. We extended several of our major utility contracts, including with our largest customer, and benefitted from increased non-utility orders for small and medium power transformers, made possible by our recent investments to expand facilities and augment engineering staff."

Mr. Mazurek continued, "We have set in motion several new strategic initiatives for 2013. First, we launched our new Critical Power business last month through the acquisition of Power Systems Solutions, Inc. Its mandate is to provide engineered-to-order paralleling switchgear and controls, systems used to ensure reliable primary and backup power at locations such as data centers, hospitals and remote facilities that are not grid-connected. Second, we recently announced the creation of a strategic sales group to target larger project opportunities leveraging the full breadth of our product offering. This action was driven by our newly expanded engineering and manufacturing capabilities that have relevance at all steps in the transformation, control and distribution of electricity – now reaching from the utility substation to the end-use facility, building or worksite, and in the operation of on-site generation assets."

Results for the Year Ended December 31, 2012

Revenue

For the year ended December 31, 2012, our consolidated revenue increased by $15.2 million, or 22.1%, to $84.0 million, up from $68.8 million during the year ended December 31, 2011. Approximately $7.0 million of the revenue increase reflects year-over-year growth in our dry-type transformer products (15.1%) and our liquid-filled transformer products (2.8%). On a combined basis, these respective increases correspond to 10.2% overall organic growth in our revenue during the year ended December 31, 2012. The remaining $8.2 million increase in our revenue during 2012, as compared to 2011, resulted from carryover acquisition revenue. During 2012, we had six additional months of operations for the Canadian dry-type transformer business we acquired.

In 2012, sales to distributors and to engineering, procurement and construction (EPC) firms represented approximately 50% of our consolidated revenue. Distributors typically use our products in connection with commercial construction projects and EPC firms use our products for a wide variety of applications. Sales to utilities in 2012 represented approximately 32% of our consolidated revenue and grew by 23% as compared to 2011. Our utility sales benefitted from strong, mostly cyclically-driven increases among many of our perennial customers. Sales to our commercial and industrial customers represented the remaining 18% of our consolidated revenue and decreased by approximately 2% as compared to 2011. In any one period, our commercial and industrial revenue is usually derived from a concentrated group of customers and is tied to several large projects which by their nature are non-recurring.

Operating Income and Adjusted EBITDA

Consolidated operating income for the year ended December 31, 2012 was approximately $5.9 million, up 26.3%, or $1.2 million, from $4.7 million for the year ended December 31, 2012. The increase in our 2012 operating income resulted from higher sales and gross profit from each of our operating subsidiaries, and from operating expenses that increased at a slower rate than our revenue. We also benefitted from a $0.4 million favorable variance in foreign currency exchange gains and losses. As a percentage of our consolidated revenue, selling, general and administrative expense decreased slightly to 15.7% in 2012, as compared to 16.1% in 2011.

Approximately $1.8 million of the Company’s operating expense during 2012, as compared to $1.3 million during 2011, consisted of non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, the Company’s Adjusted EBITDA for the year ended December 31, 2012 was approximately $7.8 million, 28.1% higher than $6.1 million in the comparable year period. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results and guidance.

Earnings from Continuing Operations and Per Diluted Share

We generated net earnings from continuing operations of $3.2 million for the year ended December 31, 2012, as compared to $2.5 million during the year ended December 31, 2011. In 2012, our earnings from continuing operations per basic and diluted share was $0.54, as compared to $0.42 during the year ended December 31, 2011. There was no change in the number of common shares we had outstanding between 2012 and 2011. Our earnings from continuing operations benefitted from a higher operating income margin on increased sales, together with lower non-operating costs which in 2011 included $0.8 million relating to acquisitions and the postponement of our public equity offering and NASDAQ listing due to market conditions. These improvements, as compared to the prior year, were partially offset by increased interest expense, a one-time, non-cash income tax charge and the effect of a higher effective income tax rate in 2012.

On a non-GAAP basis, excluding special items, Pioneer reported earnings from continuing operations of approximately $4.1 million in 2012, or $0.70 per diluted share, up 25% from $0.56 per diluted share, or $3.3 million for the year ended December 31, 2011. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results and guidance.

2013 Outlook

Andrew Minkow, Pioneer’s Chief Financial Officer said, “Our guidance is based mostly on year-to-date trends in our business and the current composition of our order backlog. While our acquisition pipeline is strong, our guidance excludes the impact of acquisitions, as their potential timing and investment levels cannot be known with certainty. In 2013, we expect our revenue to increase to between $89 and $95 million, or grow by approximately 10% based on the mid-point of this range. This forecast assumes little contribution during the year from our Critical Power business and the creation of our strategic sales group, both of which are very new to us and focused on long lead-time projects more likely to fall into next year for shipment.”

Mr. Minkow continued, “As for earnings, we expect our non-GAAP EPS, which excludes special items, to increase to between $0.74 and $0.80 per diluted share. This range takes into account several factors and assumptions including: a less favorable U.S. to Canadian dollar exchange rate as compared to 2012, stable gross margins in our electrical transformer businesses, increased operating expense due to the ramp-up of our strategic sales group, and a higher effective income tax rate that we expect will remain below 30% on a consolidated basis.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a manufacturer of specialty electrical equipment and provides through its four operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc., Bemag Transformer Inc. and Pioneer Critical Power Inc., a broad range of custom-engineered and general purpose solutions for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. The Company is headquartered in Fort Lee, New Jersey and operates from seven additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

For more information regarding Pioneer's financial performance during the year ended December 31, 2012, please refer to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2013.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to expand its business through strategic acquisitions, (ii) the Company’s ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company’s dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company’s results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company’s Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company’s revenues, (vii) the Company’s ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company’s ability to repay or refinance debt under its credit facilities that could limit the Company’s future financing options and liquidity position and may limit the Company’s ability to grow its business, (xi) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company’s markets and the Company’s ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company’s profitability, (xiv) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed with the SEC on April 1, 2013. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Howard Gostfrand

American Capital Ventures

305.918.7000

info@amcapventures.com

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Earnings
(In thousands, except per share data)
(audited)

	Year Ended December 31,
	2012	2011

Revenues	$83,960	$68,790
Cost of goods sold	65,020	52,813
Gross profit	18,940	15,977
Operating expenses
Selling, general and administrative	13,181	11,070
Foreign exchange (gain) loss	(188)	197
Total operating expenses	12,993	11,267
Operating income	5,947	4,710
Interest expense	933	646
Other expense	92	820
Earnings from continuing operations before income taxes	4,922	3,244
Provision for income taxes	1,733	773
Earnings from continuing operations	3,189	2,471
Loss from discontinued operations, net of income taxes	(199)	(2,531)
Net earnings (loss)	$2,990	$(60)

Earnings from continuing operations per common share:
Basic	$0.54	$0.42
Diluted	$0.54	$0.42

Earnings (loss) per common share:
Basic	$0.51	$(0.01)
Diluted	$0.51	$(0.01)

Weighted average number of common shares outstanding:
Basic	5,907	5,907
Diluted	5,913	5,949

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets
(In thousands)
(audited)

	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$467	$1,398
Accounts receivable	10,579	8,172
Inventories	14,912	13,711
Income taxes receivable	69	517
Deferred income taxes	563	753
Prepaid expenses and other current assets	885	421
Current assets of discontinued operations	47	457
Total current assets	27,522	25,429
Property, plant and equipment	10,937	9,983
Noncurrent deferred income taxes	700	679
Other assets	798	300
Intangible assets	5,329	5,585
Goodwill	6,892	6,862
Total assets	$52,178	$48,838

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$12,044	$11,316
Current maturities of long-term debt and capital lease obligations	7,335	8,870
Income taxes payable	1,135	445
Current liabilities of discontinued operations	125	554
Total current liabilities	20,639	21,185
Long-term debt and capital lease obligations, net of current maturities	9,795	9,015
Pension deficit	837	569
Noncurrent deferred income taxes	2,992	3,301
Total liabilities	34,263	34,070
Shareholders' equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.001; 30,000,000 shares authorized; 5,907,255 shares issued and outstanding	6	6
Additional paid-in capital	8,065	7,795
Accumulated other comprehensive income (loss)	(936)	(823)
Retained earnings	10,780	7,790
Total shareholders' equity	17,915	14,768
Total liabilities and shareholders' equity	$52,178	$48,838

PIONEER POWER SOLUTIONS, INC.

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except per share data)

	Year Ended December 31,
	2012	2011
Reconciliation to Non-GAAP Net Earnings and Diluted EPS:
Earnings per share from continuing operations (GAAP measure)	$0.54	$0.42
Earnings from continuing operations (GAAP measure)	$3,189	$2,471
Amortization of acquisition intangibles	285	252
Stock-based compensation expense	270	254
Non-recurring acquisition and reorganization costs	55	334
(Gain) loss on sale of assets	(8)	-
Withdrawn financing transaction costs	45	487
Non-recurring tax (recoveries) non-cash charges, net	411	(26)
Tax effects	(126)	(464)
Non-GAAP net earnings	$4,121	$3,307
Non-GAAP net earnings per diluted share	$0.70	$0.56
Weighted average diluted shares outstanding	5,913	5,949

Reconciliation to Adjusted EBITDA:
Earnings from continuing operations (GAAP measure)	$3,189	$2,471
Interest expense	933	646
Provision for income taxes	1,733	773
Depreciation and amortization	1,536	1,086
Non-recurring acquisition and reorganization costs	55	334
(Gain) loss on sale of assets	(8)	-
Withdrawn financing transaction costs	45	487
EBITDA	7,483	5,797
Stock-based compensation expense	270	254
Adjusted EBITDA (Non-GAAP measure)	$7,753	$6,050

Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items. The Company defines Adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

Amounts may not foot due to rounding.

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